                              JOHN D.R. WRIGHT III
                              264 Fox Hollow Drive
                            Vincennes, Indiana 47591








                                                January 29, 1996



Castle Energy Corporation                 Indian Refining & Marketing Company
One Radnor Corporate Center               Indian Refining & Marketing, Inc.
Suite 250                                 Indian Refining Limited Partnership
Radnor, PA   19087                        P.O. Box 519, South Seventh Street
Attention:  Mr. J. L. Castle              Lawrenceville, IL 62439-0519
                                          Attention:  Mr. William S. Sudhaus

                  RE:  Termination of Employment
                       -------------------------

Dear Sirs:

         This letter agreement sets forth the terms of termination of the employment of the undersigned John D.R. Wright III ("Wright") by Indian Refining & Marketing Company, Indian Refining & Marketing, Inc. and Indian Refining Limited Partnership (collectively, "Indian Refining") and by the Castle Energy Corporation ("Castle") group. The parties hereto agree as follows:

         1. Wright's employment by Indian Refining and the Castle group terminated effective as of the close of business on December 22, 1995 (the "Effective Time").

         2. The following constitute the financial terms of Wright's termination:

                  (a) Simultaneous with the execution hereof, Castle will pay $58,000 to Wright by check. In addition, Wright will have no obligation or liability, for principal, interest or otherwise, under Wright's promissory note in the principal amount of $250,000 dated February 26, 1993 (the "Note") or the related side letter dated February 25, 1993 between Wright and Indian Refinancing Marketing, Inc. (the "Side Letter"). The $58,000 payment and release of the Note are being made in exchange for Wright's surrender of his Bonus Payment Rights which were awarded to him under the Bonus Payment Rights Agreement (as defined below), and the parties agree to treat such payment and release of obligation, for all accounting, tax and other purposes accordingly. In particular, Indian Refining and/or Castle will report the payment and release on Form 1099B, reflecting the payment and release as proceeds of Wright's Bonus Payment Rights.

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                  (b) The parties acknowledge and agree that Wright has elected to receive benefits under the Consolidated Omnibus Reconciliation Act of 1985 from and after the Effective Time, and that Wright and his family members will continue to be eligible for applicable COBRA benefits, at Wright's expense, through May 31, 1997.

                  (c) Indian Refining and Castle shall fully cooperate, and not interfere, with Wright in his efforts to obtain distributions from the Indian Refining Limited Partnership 401(k) Plan ("401(k) Plan").

                  (d) Indian Refining and Castle shall not interfere with Wright in his efforts to obtain distributions from the Indian Refining Limited Partnership Defined Benefit Plan ("Benefit Plan"). Neither Indian Refining nor Castle shall be responsible for any interest Wright may claim in the Benefit Plan.

                  (e) Nothing herein shall affect or be construed to affect Wright's entitlement to benefits or any other of his rights under the 401(k) Plan and/or the Benefit Plan.

         3. Indian Refining and Castle shall be obligated to indemnify Wright pursuant to, and shall in all respects comply with, the terms of Section 6 of the Employment Agreement, dated as of October 1, 1991, as amended by Amendment to Agreement dated as of February 25, 1993 (the "Employment Agreement"), which terms shall survive the Effective Time and shall continue in full force and effect.

         4. Except as otherwise provided herein, the Employment Agreement, the Bonus Payment Rights Agreement dated as of October 1, 1991, as amended by Amendment to Agreement dated as of February 25, 1993 (the "Bonus Payment Rights Agreement"), the Salary Reduction Agreement between Wright and Castle dated May 10, 1995 (the "Salary Reduction Agreement"), the Note, the Side Letter and all agreements and instruments related to any of the foregoing are hereby terminated and of no further force and effect.

         5. Wright, on the one hand, and Indian Refining and Castle, on the other, shall and hereby do release and discharge one another of and from all claims, demands, debts, damages, liabilities, causes of action, actions and suits whatsoever, in law or equity, which they had or now have or to which they may hereafter become entitled, on account of any act, failure to act, or event occurring prior to the date hereof, related in any manner to Indian Refining or Castle or their respective businesses; provided, however, that the provisions of this paragraph shall not affect (i) any obligation or liability under the terms of this letter agreement or the matters incorporated herein, or (ii) the medical and health plan benefits guaranteed to Wright under the Employment Agreement through January 31, 1996.
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         If you are in agreement with the foregoing, please sign and return this enclosed copy of this letter.

                                                Very truly yours,

                                                /s/ John D.R. Wright III
                                                -----------------------------
                                                John D.R. Wright III


AGREED AS
OF January . . . . , 1996


Castle Energy Corporation


BY: /s/ Joseph L. Castle II
    ----------------------------


Indian Refining & Marketing, Inc.


BY: /s/ Joseph L. Castle II
    ----------------------------


Indian Refining Limited Partnership


BY: /s/ Joseph L. Castle II
    ----------------------------